CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT 0F 2002

     In connection with the Annual Report of EWORLD INTERACTIVE, Inc. (the "Company") on Form 10-KSB for the period ending December 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, GUY PECKHAM, President, Principal Executive Officer and Principal Accounting Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

\s\
Guy Peckham

Guy Peckham

President, CEO and Director

Principal Executive Officer and Principal Accounting Officer

March 29, 2007